Exhibit 10.124

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made and entered into as of the 14th day of September, 2015, by and between COOSA NURSING ADK, LLC, a Georgia limited liability company (“Landlord”) and C.R. OF COOSA VALLEY, LLC, a Georgia limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated as of September 22, 2014 as amended by that certain First Amendment to Lease Agreement dated as of November 21, 2014 for that certain skilled nursing facility located at 513 Pine View Avenue, Glencoe, Alabama 35905 (as amended, the “Lease”); and

WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and benefits flowing between the parties, Landlord and Tenant, intending to be legally bound, do hereby covenant and agree as follows:

1.Capitalized Terms. Unless otherwise defined herein, all capitalized words and phrases used herein shall have the same meanings ascribed to them in the Lease.

2.Term. Section 1 of the Lease is hereby deleted in its entirety and the following substituted in lieu thereof:

1.    Term. The “Term” of this Lease is fifteen (15) years beginning on September 1, 2015 and ending on August 31, 2030. A “Lease Year” is the twelve (12) month period beginning on September 1, 2015 and each anniversary thereof during each year of the Term. For purposes hereof, “Termination Date” shall mean the last day of the Term or the earlier date on which this Lease may be terminated as provided herein.
3.Rent. Sections 2.1 and 2.2 of the Lease are hereby deleted in their entirety and the following substituted in lieu thereof:

2.    Rent. During the Term, Tenant shall pay in advance to Landlord on or before the first day of each month the following amounts as Rent:
2.1    First Lease Year. Commencing with the Rent due on September 1, 2015, Rent shall be equal to Seventy-six Thousand and 00/100 Dollars ($76,000.00) per month through the end of the first Lease Year.

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2.2    Subsequent Lease Years. During the Lease Years two (2) through five (5), Rent shall increase each Lease Year by two percent (2%) over Rent paid during the immediately preceding Lease Year. Commencing with the sixth (6th) Lease Year and during each subsequent Lease Year through the end of the Term, Rent shall increase each Lease Year by two and one-half percent (2.5%) over Rent paid during the immediately preceding Lease Year.

4.Agreement in Effect. Except as herein specifically provided, all other terms and provisions of the Lease shall remain in full force and effect, and are hereby ratified and reaffirmed by the parties.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

LANDLORD:

COOSA NURSING ADK, LLC,
a Georgia limited liability company

By:    /s/ William McBride
Name:    William McBride
Title:    Manager

TENANT:

C.R. OF COOSA VALLEY, LLC,
a Georgia limited liability company

By:    /s/ Michael E. Winget, Sr.
Name:    Michael E. Winget, Sr.
Title:    Manager

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